March 4, 2026

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Bitwise Funds Trust

File no. 811-23801

Dear Sir or Madam:

We have read Item 7 of Form N-CSR of Bitwise Crypto Industry Innovators ETF, a series of Bitwise Funds Trust, dated March 4, 2026, and agree with the statements concerning our Firm contained therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report.

Very truly yours,

COHEN & COMPANY, LTD.